UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  06/14/2006

Applied Micro Circuits Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  000-23193

Delaware	94-2586591
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

215 Moffett Park Drive,
Sunnyvale CA 94089
(Address of principal executive offices, including zip code)

858-450-9333
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

On June 14, 2006, our Board of Directors approved the following additional fees payable to our directors. Members of the Audit Committee of our Board of Directors will be paid a fee of $500 for each in-person or telephonic meeting related to our review of our historical stock option grant practices and related accounting.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Applied Micro Circuits Corporation

Date: June 20, 2006	By:	/s/ Cynthia J. Moreland
Cynthia J. Moreland
Vice President and General Counsel